HSBC

Commercial Banking — Commercial Real Estate

PRIVATE AND CONFIDENTIAL Comtech Broadband Corporation Ltd Suite 514 Manhattan Center 8 Kwai Cheong Road Kwai Chung, New Territories	4 December 2012

Attn : Mr Allen Wu

Dear Sir

With reference to our recent discussion, the Bank is pleased to confirm its agreement to granting the Borrower the following facilities. The Bank shall have an unrestricted discretion to cancel or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time and in any event by 15 May 2013, and also subject to the Bank's overriding right of suspension, withdrawal and repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

In the event of a renewal of the facilities next year or by 15 May 2013, whichever is earlier, the Bank will issue a renewal notification letter to confirm the continuation of the latest available facilities.

BORROWER

Comtech Broadband Corporation Ltd Comtech Digital Technology (I IK) Ltd Comtech Industrial (UK) Ltd MDC Tech Inc Ltd	("CBC") ("CDT") ("CIHK") ("MDC")

FACILITIES		Limit

Facilities available to CBC, CDT, MIK and MDC

Combined Limit for the following facilities within which the following sub-limits apply:		USD40,000,000.-

(a)	Import Facilities (Maximum Tenor 90 days)	USD40,000,000.-
(b)	Loan Against Import ("LAI") (Maximum Tenor 90 days)	USD40,000,000.-
(c)	Trust Receipts (Maximum Tenor 90 days)	USD40,000,000.-
(d)	Clean Import Loan (Maximum tenor 90 days)	USD40,000,000.-
(e)	Export Factoring	USD10,000,000.-
(f)	Revolving Loan	USD10,000,000.-

Notwithstanding the limits set out above, the aggregate outstanding of the above items (b), (c), (d), (e) and (f) shall at no time exceed USD40,000,000.-.

The Hongkong and Shanghai Banking Corporation Limited HSBC Main Building, 1 Queen's Road Central,

Hong Kong Tel: (852) 2822 1111 Fax: (852) 2721 7648

Telex: 73205 HSBC 14X Telegrams: Hongbank Hongkong Web: www.hsbe.com,hk

Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

Comtech Broadband Corporation Ltd	4 December 2012

FACILITIES	Limit

Facilities available to CIHK

Treasury Facilities (Risk-weighted up to 60 months) within which the following risk-weighted sub-limits apply;	USD2,000,000.-
- Foreign Exchange	USD2,000,000.-

Apart from the foregoing, all other terms and conditions relating to the Borrower(s)'s existing banking facilities remain unchanged as detailed in the Bank's letter of 13 June 2012.

This information is given in strict confidence and without any responsibility, howsoever arising, on the part of the Bank or its officers.

Yours faithfully

/s/ Juliana Cheung

Juliana Cheung

Senior Vice President